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                                                                   EXHIBIT 10.60

                                SECOND AMENDMENT
                                     TO THE
           DTE ENERGY COMPANY EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                    RECITALS

A. DTE Energy Company (the "Company") adopted the DTE Energy Company Executive Supplemental Retirement Plan (the "Plan") to enable the Company to attract and retain executives.

B. The Organization and Compensation Committee (the "Committee") of the Company's Board of Directors is authorized to amend the Plan.

C. By a resolution properly adopted on September 20, 2005, the Committee approved a revised Structure for Executive Pay and Benefits that requires amending the Plan.

D. By a resolution properly adopted on September 20, 2005, the Committee amended the Plan to implement the revised Structure.

                                 PLAN AMENDMENT

Effective January 1, 2006, the DTE Energy Company Executive Supplemental Retirement Plan is amended as follows to implement the revised Structure for Executive Pay and Benefits:

1. Section 2.15 is replaced in its entirety with the following:

      2.15 "COMPENSATION CREDIT" means:

            (a) an amount equal to 10% of the Participant's Compensation for a Participant who is the DTE Chief Executive Officer, the DTE Chief Operating Officer, or in Executive Group 1 or 2;

            (b) an amount equal to 9% of the Participant's Compensation for a Participant who is in Executive Group 3;

            (c) an amount equal to 9% of the Participant's Compensation for a Participant who is in Executive Group 4 and who was a Participant as of December 31, 2005;

            (d) an amount equal to 7% of the Participant's Compensation for a Participant who is in Executive Group 4 and who first became a Participant after December 31, 2005; and

            (e) an amount equal to 5% of the Participant's Compensation for a Participant who is in Executive Group 5.

The credit will be computed and credited to the Participant's Account on a monthly basis as of the last business day of each month. In order to receive a Compensation Credit for a given month, the Participant must be actively employed by the Company or Affiliated Company on the last business day of that month.

2. New Section 2.17 A is added as follows:

      2.17A "EXECUTIVE GROUP" is the grouping of executives to which a Participant is assigned by the Company for purposes of determining the Participant's compensation level, incentive targets, and executive benefit eligibility.



                     Second Amendment to ESRP - Page 1 of 2
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                            CERTIFICATE OF SECRETARY
                                       OF
                               DTE ENERGY COMPANY

I, Sandra K. Ennis, certify that I am the Corporate Secretary of DTE Energy Company, a Michigan corporation (the "Company"), and have access to the Company's corporate records and am familiar with the matters contained and certified to in this Certificate.

I certify that, at a duly called meeting of the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Company held on September 20, 2005, the Committee adopted the above resolutions and amendment.

/s/ Sandra K. Ennis
---------------------
Sandra K. Ennis
Corporate Secretary

February 8,2006
Date

                     Second Amendment to ESRP - Page 2 of 2